                                                                 EXHIBIT 10.29

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee



                                   VOLUME XCV
                         PAGE NUMBER TWO HUNDRED AND TWO
           DOCUMENT NUMBER THREE THOUSAND FIVE HUNDRED AND NINETY-TWO


         IN VICTORIA, CAPITAL CITY OF THE STATE OF TAMAULIPAS, at twelve noon on the Seventh Day of October of Nineteen Hundred and Ninety-Six, I, LICENCIADA BLANCA AMALIA CANO GARZA DE BELLO, Assigned to Notary Public Number 187 (One Hundred and Eighty-Seven) the title of which is held by Licenciado Leopoldo Juan Bello Lopez, with jurisdiction in the First Judicial District of the State and residing in this capital city; hereby spread upon the record the Contract forming a Corporation named:

                          "GISALAMO", SOCIEDAD ANONIMA
                               DE CAPITAL VARIABLE
                                   executed by
                 "GRUPO INDUSTRIAL SANTA ENGRACIA", S.A. DE C.V.
         represented herein by the President of the Board of Directors,
                       ENGINEER JOSE MARIA MARTINEZ BROHEZ
                             and by their own rights
                     ENGINEER FRANCISCO DOMENECH TARRAGO and
                     LICENCIADO FRANCISCO DOMENECH PERUSQUIA
                           pursuant to the following:

                             D E C L A R A T I O N S

         ONE: The contracting parties hereby declare that on the 10th (tenth) day of September of Nineteen Hundred and Ninety-Six (1996) permission was granted by the Secretaria de Relaciones Exteriores [Department of Foreign Affairs] to form a corporation named "GISALAMO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; with the following particulars: PAGE SIX HUNDRED AND FORTY-ONE (641); RECORD NO.: NINE SIX TWO EIGHT ZERO ZERO ZERO SIX TWO FIVE (9628000625), PERMISSION NO.: TWO EIGHT ZERO ZERO ZERO SIX THREE FOUR (28000634).

                                  A R T I C L E

         SOLE: The contractual parties hereby form a corporation, of the type known as "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" governed by the following:



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               [English translation of original Spanish document]

                             ARTICLES OF ASSOCIATION

                                      NAME

         ONE: The name of the corporation is "GISALAMO", which shall be followed by the words SOCIEDAD ANONIMA DE CAPITAL VARIABLE" or the abbreviation S.A. DE C.V.

                                     PURPOSE

         TWO: The purposes for which this corporation is organized are:
         1. The production, purchase and sale, importation, exportation, packaging and distribution under its own name or under the name of a third party, of all types of fruit, as well as any article or product related to agriculture, cattle, industry or commerce, including the manufacture of said articles and products.

         2. The purchase, sale, rent or fabrication and general handling of appropriate and necessary equipment, machinery and raw materials to carry out the activities of the corporation.

         3. In general, the exercise of any activity related to the products and articles described in the foregoing points, whether in the Republic of Mexico or in foreign countries, including those activities pertaining to commission agents, representatives, intermediaries or distributors.

         4. The installation, construction, creation, operation and exploitation of factories, offices, plants, warehouses, repair shops and any other activities which may be required for the exercise of the corporation's activities.

         5. The execution of all documents and legal business, whether such be civil, administrative or commercial, related to the execution of any type of contract, including those pertaining to production and leasing of goods, personal property or real-estate for the development of the corporation's activities.

         6. Provide or receive all type of technical, administrative and management services by companies or individuals, whether they be Mexican or foreign.

         7. The use, exploitation and registration either under its own name or that of another party, by means of licenses, contracts, or any other means, of industrial or commercial trademarks, patents, formulas and fabrication processes which are the property of Mexicans or foreigners, related to the products or articles described hereinabove.

         8. The acquisition of all types of stocks or interest in partnerships, associations or corporations, by means of the subscription of capital stock, or by purchases from other Shareholders, whether they be nationals or foreigners.

         9. The negotiation of loans or credits of any type for the exercise of the corporate purposes, as well as the act of constituting surety for third parties, in whatever manner deemed appropriate through the granting of guarantees such as endorsements, bonds, mortgages or any other type.

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                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee






         10. The acquisition by any legal title of personal property or real estate which may be necessary or appropriate for the development of the corporate purposes, as well as the performance of any business, subject only to the permissions which may be required by the authorities.

         11. In general, the exercise and execution of all documents, agreements, contracts and operations which are appropriate for the development of the corporation.

                                     ADDRESS

         THREE: The address of the corporation shall be in Ciudad Victoria, Tamaulipas, and branch offices, agencies and offices may be set up in any place within the Republic of Mexico or abroad.

                                      TERM

         FOUR: The term of the corporation shall be for ninety-nine (99) years from the date of execution of these Articles of Association.

                                   NATIONALITY

         FIVE: The corporation shall be a Mexican corporation, and may admit foreign partners. It is hereby agreed that: "Any foreigner who acquires an interest or share in the corporation is hereby formally required by the Secretaria de Relaciones Exteriores [Department of Foreign Affairs] to be treated as a Mexican with respect to the shares of stock acquired or which may be held as well as the goods, rights, concessions, shares or interest held by the corporation, that is the rights and obligations derived from the contracts in which the corporation is a party with Mexican Authorities, and they may not invoke the protection of their governments; should they do so, they would be penalized by losing the shares acquired for the benefit of the country."

                            CAPITAL STOCK AND SHARES

         SIX:      The capital of the corporation shall be variable.
         The Minimum Fixed Capital Stock fully subscribed and paid, is in the amount of $60,000.00 (SIXTY THOUSAND AND NO/100 PESOS NATIONAL CURRENCY), represented by 60,000 (SIXTY THOUSAND) Series "A" Shares

         The Variable Capital Stock fully subscribed and paid, is in the amount of $40,000.00 (FORTY THOUSAND PESOS NO/100 NATIONAL CURRENCY), represented by 40,000 (FORTY THOUSAND) Series "B" Shares.


                                       3
               [English translation of original Spanish document]

         The total amount of Variable Capital Stock is unlimited, represented by the number of Shares which may be determined by the General Regular Shareholders Meeting. The movements of Variable Capital Stock shall be carried out according to the requirements of the operations of the corporation, and shall be approved at the General Regular Shareholders Meetings, in which each increase or decrease may be approved individually, as well as movements which may be required over a specified period of time.

         SEVEN: The Minimum Capital stock is divided into Series "A" and Series "B" Registered Common Stock, with a par VALUE of $1.00 (ONE PESO NO/100 NATIONAL CURRENCY), having equal rights and obligations and equal participation in the Capital Stock and in the distribution of dividends.

         Series "A" Shares represent the Minimum Fixed Capital Stock of the corporation.

         Series "B" Shares represent the Variable part of the Capital Stock of the corporation. The Series "B" shares, issued and not subscribed, shall be retained in the Corporation's Treasury. Should there be various issues of Series "B" Shares, they shall be numbered progressively according to the increases in the Variable part of the Capital Stock approved by the General Regular Shareholders Meeting.

         The Series "A" Shares corresponding to the Minimum Fixed Capital Stock and the Series "B" which correspond to the Variable part of the Capital Stock, may be acquired by (i) Individuals, whether Mexican or foreign, (ii) Foreign individuals which are immigrants, and (iii) Mexican or foreign entities.

         EIGHT: The corporation shall keep a registry of Registered Shares which shall set forth the information required by Article 128 (one hundred and twenty-eight) of the General Corporate Law. The registry shall be kept either by the corporation directly or by an Institution or Society legally authorized to do so. The corporation shall consider, as owners of shares, those whose names are written as such in said registry. To this affect, any holder may request that the corporation record the transactions which may be carried out, provided that the provisions of these Articles of Associations are fulfilled, as well as any applicable legal requirements.

         NINE: Both final and temporary stock certificates, as the case may be, which represent the stock of the corporation shall contain: (i) the provisions and requirements set forth in Article 125 (one hundred and twenty-five) of the General Corporate Law, (ii) the records set forth in the Law of Foreign Investment, (iii) the complete text of Articles Five, Six and Seven of these Articles of Association, and (iv) the signed signatures of two Members of the Board of Directors or the stamped signature of one of them, on the condition that, in the latter case, the original signature be recorded in the Public Registry of Property and Commerce corresponding to the Main Office of the corporation.

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               [English translation of original Spanish document]

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee



         The Board of Directors, shall be fully empowered to issue said titles or certificates and to exchange them upon the request of the title holders.

         TEN: In the event of any increase in the Capital Stock by means of new contributions, whether in the fixed part or the variable part of the capital, the shareholders shall have a preferential right, in proportion to the number of shares held, to subscribe the shares represented in the increase. This right shall be exercised according to the provisions of Article 132 (one hundred thirty-two) of the General Corporate Law; except in the case that the increase be approved by the General Shareholders Meeting, whether Full, Regular, or Special, under the terms of Article 188 (one hundred eighty-eight) of the aforementioned law, in which case, if the total amount of increase of stock: (i) by unanimous agreement of the Shareholders shall be completely subscribed in the respective Meeting, it shall not be necessary to publish a Notice and furthermore, the corporation's shareholders shall not have the right to exercise the preferential right within the period of fifteen (15) days conferred by the aforementioned law, and: (ii) should the amount not be completely subscribed in the respective Shareholders Meeting, it shall not be necessary to publish any Notice, it being understood that the aforementioned period of 15 (fifteen) days shall begin on the day following the respective Shareholders Meeting.

                                 ADMINISTRATION:

         ELEVEN: The Administration of the Corporation shall be the responsibility of a Sole Administrator or a Board of Directors elected by the General Regular Shareholders Meeting, made up of a minimum of seven (7) regular members or a maximum number as shall be determined at the Shareholders Meeting. The number of alternates, should such be named, may not be greater than the number of Regular Members.

         A Sole Administrator or a Board of Directors: (i) shall serve for one year, or until such time as successors shall be elected by the General Regular Shareholders Meetings, and shall take up their posts; and (ii) shall receive the remuneration determined by the General Regular Shareholders Meeting.

         TWELVE: The Sole Administrator or the Members of the Board of Directors shall be elected by simple majority vote of the shares represented in the General Regular Shareholders Meeting respectively, without computing, should such be the case, the votes of the minority shareholders hereinafter referenced.

         Any minority shareholder or group of shareholders, for each 25% (twenty-five percent) of Capital Stock with voting rights, shall have the right to name a Regular Member of the board and a respective alternate. In the event the

                                       5
               [English translation of original Spanish document] shares representing the Capital Stock shall be recorded in the stock section of the National Stock Registry and intermediaries as referenced in the Stock Market Law, in said case, any minority shareholder or group of shareholders shall have the right to name a Regular Member of the Board and a respective alternate for every 10% (ten percent) of Capital Stock with voting rights represented.

         THIRTEEN: The Board of Directors, in turn, shall appoint a President from among its members if one is not named by the General Shareholders Meeting

         In the supposed absence of a Regular Member, an Alternate Member specifically elected by the General Regular Shareholders Meeting, shall replace him/her. If an alternate has not been appointed, any of the Alternate Members shall substitute for the absent Member, in the order in which said were appointed by the Shareholders Meeting. The Board of Directors, may resolve that the Alternate Members attend their meetings, even when said alternate members are not replacing a Regular Member.

         In the event that the General Regular Shareholders Meeting not do so, the Board of Directors shall name a Secretary from its own members, which may even be a person who is not a Regular or Alternate Member of the Board. In the event of temporary or permanent absences of the Secretary, an alternate appointed by the Members of the Board of Directors shall replace him/her.

         FOURTEEN: The Sole Administrator or the Board of Directors shall have the general powers of attorney required to fulfill the purposes of the corporation, and shall be limited only by the requirements of the Law and these Articles of Association, and to said effect, shall be invested with the powers set forth by the first three paragraphs of Article 2554 (two thousand five hundred and fifty-four) of the Civil Code for the Federal District and its corollaries in the Civil Codes for the States of the Republic, for Lawsuits and Collection, for Administrative and Ownership Acts, and even those required by Special Clause and Exchange Power to subscribe, draw, accept, endorse and guarantee all types of Credit Instruments. The Administrator or Board of Directors shall have the use of the corporate signature and may delegate said powers to one or more persons, thereby conferring upon them General or Special Powers of Attorney with or without the power of substitution or revocation, for Lawsuits and Collection, for Acts of Administration, for Acts of Ownership and Exchange which may be revoked at any time, without cause.

         FIFTEEN: The Meetings of the Board of Directors shall be held at least twice a year at the Corporate address, with prior Notice to the Board of Directors, or whenever the President shall call a meeting. They may also be held in any other part of the country, or abroad, by prior agreement of the Board as adopted in a previous meeting or meetings.

         The Secretary of the Board shall send written notice to all Members and Corporate Officials, whether Regular or Alternate, at least three (3) calendar


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


                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee

days prior to the date of the Meetings. Said notices shall be sent to the addresses recorded by the Secretary of the Board. The Notice shall include the time, date and place of the Meeting.

         SIXTEEN: In order for the Board of Directors to function legally, a majority of the members must attend, and its resolutions will be valid when made by a majority of the members present.

         QUORUM FOR INSTALLATION AND VOTING FOR THE BOARD OF DIRECTORS. - The presence and affirmative vote of all Regular Members of the Board of Directors or their respective alternates shall be required in Special Sessions held to:

         1) Carry out of the acquisition, sale, lien or disposition by any legal means of corporations, associations, trusts or legal entities, with or without legal capacity or of their stocks, shares, goods and services, when the amount of the operation shall exceed 20% (twenty percent) of the net worth, according the last Corporate Financial Statement.

         2) Carry out the acquisition, sale, lien or disposition by any legal means of the fixed assets or inventories, outside of normal operations, which amount shall exceed 10% (ten percent) of the Net Worth, according to the latest Corporate Financial Statement.

         3) The negotiation of any credit, financing or debt which results in a rate of liabilities to net worth which exceeds a one for one value according to the latest Corporate Financial Statement.

         4) The granting of any type of guarantee of third party operations, except those of the subsidiaries of the corporation.

         5) The granting of credit or financing to third parties, except to the subsidiaries of the corporation.

         6) The sale, assignment, lien or disposition by any legal means, of patents, trademarks, certificates of investment, technical knowledge, or technologies which are the property of the Corporation.

         7) The granting or revoking of General or Special Powers of Attorney for performing Acts of Ownership and the granting of endorsements, except those which are granted to be exercised solely to guarantee the operations of the subsidiaries of the corporation.

         The term the "subsidiaries of the corporation" as used in this Article, shall mean a corporation, association, trust, or legal entity, with or without legal capacities, in which: (i) the Corporation shall own at least 51% (fifty-one percent) of its Stock, shares, assets and services; or (ii) 51% (fifty-one percent) of its stock, shares, assets, and services shall be owned by a company which is a subsidiary of the Corporation.

         The Minutes of the Meetings shall be signed by those who have presided as President and Secretary of the Board of Directors, and the Secretary of the


                                       7
               [English translation of original Spanish document]

Board shall have the authority to issue certified copies of the records of the minute book of the Corporation, as well as related documents.

         SEVENTEEN. The Board of Directors may legally hold meetings and pass resolutions, even if not all the requirements for Notice of the Meeting established in Article Fifteen of these Articles have been met, provided that there is 100% (one hundred percent) attendance of both the regular or alternate members of the board and the regular or alternate Auditor at the meeting.
         Resolutions passed unanimously outside of the Board of Directors Meeting, with all Regular Board Members voting shall, for all legal effects, have the same legal force as if they had been adopted during the Meeting of the Board of Directors, provided that the resolutions be confirmed in writing by all the Regular Board Members.

         EIGHTEEN. In the General Regular Shareholders Meetings in which either a Sole Administrator or Board of Directors Members are elected, the following may be resolved: (i) the amount of guarantee that each Board Member shall furnish (which shall be the same in each case for all Members, without making any distinction between them) to insure the responsibilities they may incur during the performance of their duties, in which case, the guarantees which were furnished shall not be paid off until the Financial Statement corresponding to the period of their management shall be approved in the General Regular Shareholders Meeting; or (ii) that all Board Members be relieved of the obligation to furnish a guarantee to insure the performance of their duties.

                         THE AUDITING OF THE CORPORATION

         NINETEEN. The auditing of the Corporation shall be delegated to a Regular Auditor, which will be named by the General Shareholders Meeting. The Shareholders Meeting may name an Alternate Auditor.

         Auditors: (i) shall have the authorities and responsibilities set forth in the General Corporate Law; (ii) shall serve in their office for one year, or until successors be elected by another General Regular Shareholders Meeting and have taken up their posts; and (iii) shall receive the remuneration determined by the General Regular Shareholders Meeting.

         In the General Regular Shareholders Meetings in which Auditors shall be elected, the following may be resolved: (i) the amount of the guarantee that each of the Auditors shall furnish (which shall be the same in each case for all the Auditors, without making any distinction between them) to insure the responsibilities they may incur during the performance of their duties, in which case, the guarantees which were furnished shall not be paid off until the Financial Statement corresponding to the period of their management shall be approved at the General Regular Shareholders Meeting; or (ii) that all Auditors be relieved of the obligation to furnish a guarantee to insure the performance of their duties.


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

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee



                          GENERAL SHAREHOLDERS MEETINGS

         TWENTY. The General Shareholders Meetings shall be either Regular, and/or Special, and shall have the respective authorities granted them in Articles 180 (one hundred eighty), 181 (one hundred eighty-one) and 182 (one hundred and eighty-two) of the General Corporate Law, with the exception noted in Article Six.

         TWENTY-ONE. The First Notice for any type of General Shareholders Meeting shall be published in one of the Newspapers with the highest circulation in the vicinity of the Corporation, at least 10 (ten) calendar days prior to the date indicated for the meeting to be held, and the second or subsequent Notices shall be published at least 5 (five) calendar days prior to the Meeting according to the aforementioned provisions of this Article.

         The Notice for any type of General Shareholder meeting shall contain the date, time, address and the agenda with the points which will be brought before the Shareholders Meeting.

         If all the shares corresponding to the Capital Stock of the Corporation are represented at the time of the installation and voting of the Shareholders Meeting, the meeting may be held without the need for prior Notice.

         The resolutions taken outside of the General Shareholders Meetings, by unanimous vote of the shareholders representing all the shares corresponding to the Capital Stock of the Corporation shall, for all legal effects, be as valid as if they had been adopted in the General Shareholders Meeting, provided that the respective resolutions be confirmed in writing by all shareholders.

         TWENTY-TWO. The shareholders may personally attend the Shareholders Meetings or may be represented by proxy agents designated for said purpose. For proxy purposes, the simple issuance of a proxy document signed before two witnesses shall suffice. Neither the Members of the Board of Directors nor the Auditors may be proxy agents.

         Those shareholders wishing to attend the Shareholders Meeting either in person or by proxy, shall obtain an entrance card from the Board of Directors at least 1 (one) working day before the date indicated for the meeting.

         TWENTY-THREE. With respect to the First Shareholders Meeting, (i) for the General Regular Shareholders Meeting to be considered as having been legally convened, at least 70% (seventy percent) of the total shares representing the Capital Stock must be represented, and resolutions shall be passed by an affirmative vote of at least 50% (fifty percent) of the total shares representing the Capital Stock.

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               [English translation of original Spanish document]

         TWENTY-FOUR. The Shareholders Meetings shall be presided over by the President of the Board of Directors. In his absence, the Meetings shall be presided over by the person so designated by the attendees. The Secretary shall be the Secretary of the Board of Directors, or in his absence, the person so designated by the attendees. The President shall appoint two tellers [vote inspectors] from those persons present.

         The Minutes of the Shareholders Meetings shall be kept in the book reserved for that purpose and shall be signed by the President and the Secretary of the Meeting, as well as by the attending Auditor.

                 FISCAL YEAR, FINANCIAL INFORMATION AND EARNINGS

         TWENTY-FIVE. Pursuant to the terms set forth in Article 8A (eight A) of the General Corporate Law, the Fiscal Year of the Corporation shall be from the 1st (first) of January to the 31st (thirty-first) of December of each year.

         TWENTY-SIX. At the General Regular Shareholders Meeting, the Board of Directors shall present the financial report stipulated by Article 172 (one hundred and seventy-two) of the General Corporate Law.

         TWENTY-SEVEN. Dividends which are not collected for 5 (five) years from the date on which they were eligible according to the published payment notice, shall be prescribed to the Corporation and credited toward the accumulated earnings of the previous fiscal years.

                           DISSOLUTION AND LIQUIDATION

         TWENTY-EIGHT. The Corporation may be dissolved in those cases referenced in paragraphs I, II, IV and V of Article 229 (two hundred and twenty-nine) of the General Corporate Law, or as determined by the Special Shareholders Meeting.

         Once the Corporation is dissolved, the Shareholders at their Meeting shall name a Liquidator by majority vote, and shall specify the term for the fulfillment of his duties as well as his remuneration.

         The Liquidator shall perform the liquidation according to the rules so established by the Special Shareholders Meeting, and where not specified by said rules, according to the following norms:

         I. Pending business shall be concluded according to the manner judged most beneficial to the corporation, credits shall be collected and debts shall be paid, in order to dispose of the assets of the corporation, which must be sold for this purpose.

         II. The final balance of liquidation shall be drawn up and delivered to the Public Business Registry.


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

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee


         III. After the final balance of the liquidation is approved, the resulting liquid assets shall be distributed among the shareholders, in proportion to the number of shares held.

         IV. The Liquidator shall, during the liquidation process, perform all activities and duties set forth in Article 242 (two hundred and forty-two) of the General Corporate Law.

                            TRANSITIONAL AGREEMENTS:

         FIRST: The meeting held by the contracting parties upon execution of these Articles of Association, shall constitute the First General Shareholders Meeting, in which the following agreements were unanimously adopted by the attendees:

         I. The Capital of the Corporation is Variable: a) The Minimum Fixed Capital Stock shall be the amount of $60,000.00 (SIXTY THOUSAND PESOS AND NO/100 NATIONAL CURRENCY), represented by 60,000 (SIXTY THOUSAND) Series "A" Registered Common Stock, with a par value of $1.00 (ONE PESO AND NO/100 NATIONAL CURRENCY) per share, b) the Variable Capital Stock shall be unlimited and as of this date, $40,000.00 (FORTY THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) is subscribed, represented by 40,000 (FORTY THOUSAND) Series "B" Registered Common Stock, with a par value per share of $1.00 (ONE PESO and NO/100 NATIONAL CURRENCY); the Minimum Fixed Capital Stock and its variable part is fully subscribed and paid in the following manner:



     SHAREHOLDERS                   SERIES "A" STOCK          TOTAL PAID
     ------------                   ----------------         -------------
GRUPO INDUSTRIAL SANTA                   60,000              $  60,000.00
ENGRACIA, S.A. DE C.V.
                                    SERIES "B" STOCK
                                    ----------------
ING. FRANCISCO DOMENECH TARRAGO          27,000              $  27,000.00
LIC. FRANCISCO DOMENECH PERUSQUIA        13,000              $  13,000.00

TOTAL SERIES "A" SHARES                  60,000              $  60,000.00
TOTAL SERIES "B" SHARES                  40,000              $  40,000.00
                                        -------              ------------
TOTALS                                  100,000              $ 100,000.00

         II. The administration of the Corporation shall be by means of a Board of Directors for which purpose, the following persons are herein named:

PRESIDENT:                          ING. JOSE MARIA MARTINEZ BROHEZ
SECRETARY:                          ING. FRANCISCO DOMENECH TARRAGO
TREASURER:                          M.V.Z. MANUAL MARTINEZ ARTEAGA
FIRST DIRECTOR:                     LIC. RAFAEL VAQUERO BAZAN
SECOND DIRECTOR:                    LIC FRANCISCO DOMENECH PERUSQUIA

                                       11
               [English translation of original Spanish document]

THIRD DIRECTOR:                     ING. FEDERICO MARTINEZ ZAMBRANO
FOURTH DIRECTOR:                    MA. TERESA PERUSQUIA QUINTERO

         III. Each of the members of the Board of Directors shall furnish a guarantee in the amount of $100.00 (ONE HUNDRED PESOS AND NO/100 NATIONAL CURRENCY) to insure the proper fulfillment of their duties, said amount being deposited in the Corporation's treasury.

         IV. C.P. PEDRO GARZA SALAZAR is hereby named as AUDITOR of the Corporation.

         V. The Auditor shall deposit in the Treasury of the Corporation the amount of $100.00 (ONE HUNDRED PESOS AND NO/100 NATIONAL CURRENCY) to insure the proper fulfillment of his duties.

         VI. The Variable Capital Stock subscribed shall be reduced to par value in the following manner: A) In October of 1999 (Nineteen Hundred and Ninety-Nine), the sum of $12,000.00 (TWELVE THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 12,000 (TWELVE THOUSAND) Series "B" Shares.

         B) In October of 2000 (Two Thousand), the sum of $12,000.00 (TWELVE THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 12,000 (TWELVE THOUSAND) Series "B" Shares.

         C) In October of 2001 (Two Thousand and One), the sum of $4,000.00 (FOUR THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 4,000 (FOUR THOUSAND) Series "B" Shares.

         D) In October of 2002 (Two Thousand and Two), the sum of $4,000.00 (FOUR THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 4,000 (FOUR THOUSAND) Series "B" Shares.

         E) In October of 2003 (Two Thousand and Three), the sum of $4,000.00 (FOUR THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 4,000 (FOUR THOUSAND) Series "B" Shares.

         F) In October of 2004 (Two Thousand and Four), the sum of $4,000.00 (FOUR THOUSAND PESOS AND NO/100 NATIONAL CURRENCY) equivalent to 4,000 (FOUR THOUSAND) Series "B" Shares.

         VII. Any partner wishing to withdraw from the Corporation shall give at least two months prior written notice to Corporate Management. With respect to the sale of shares of said partner, the current shareholders shall have preference in proportion to the percentage of shares held and the payment for said shares may be made within 1 (one) year and with respect to the buyer's purchasing capacity.

         VIII. The attendees shall be subject to the Courts of Ciudad Victoria, Tamaulipas, for the interpretation and fulfillment of these Articles of Association.

         IX. The President of the Board of Directors, INGENIERO JOSE MARIA MARTINEZ BROHEZ, is herein granted the following powers of attorney along with all general and special powers which, according to law, require a special clause, under the term of Article 2554 of the Civil Code of the Federal District, in common matters, applicable to the whole Republic with respect to federal

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee

matters, as well as its corollaries in the Civil Codes of the States, including
Article 1890 of the Civil Code for the State of Tamaulipas, as listed below, including but not limited to the following:

         1. GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS. To exercise this Power before all types of persons and Judicial and Administrative authorities, whether civil, penal, labor, local and federal, and specifically, to present all types of claims, charges and actions, and to abandon such, to commit to arbitration, to prepare and answer interrogatories, to challenge judges, to accept assignment of property, to receive payments and grant receipts and cancellations; to give account and deliver monies at all times and places when so petitioned by the principal, to prosecute lawsuits, whether civil, commercial, penal or any other type, to answer demands, and charges, and to continue proceedings until their final termination; to present proceedings for relief and abandon such, to make all types of petitions, accusations or claims of any type, in any penal process, to join the Public Ministry as a coadjutor, to grant pardons to the accused parties when action is taken, to present proofs in penal processes, subject to the provisions of Article 9 of the Code of Penal Proceedings of the Federal District and the Corollary Articles in the Penal Codes of the States of the Mexican Republic and the Code of Penal Proceedings.

         2. GENERAL POWER OF ATTORNEY FOR LABOR MATTERS, with authority of Employer Representation, in accordance with and to the effects of Articles 11, 45, 47, 134, Sections III (sic.), 523, 692 Sections I, II, and III, 786, 878,
880, 883, and 884 of the Federal Workers Law. The power granted and the Employer Representation that is conferred shall be exercised in accordance with the following authorities which are set forth, including but not limited to: the power to act before labor unions with which Collective Labor Contracts have been signed, and before individual workers, and in general to take action in all employee-employer matters, and to exercise these powers before any of the Labor or Social Service Authorities referred to in Article 523 of the Federal Workers Law; and also to appear before Settlement and Arbitration Boards, whether local or federal, and to exercise Employer Representation pursuant to Articles 11, 46 and 47 of the Federal Worker Law, and also to exercise Legal Representation representing legal status and capacity in trials or outside of trials under the terms of Article 692, Sections II and III; to appear to answer interrogatories under the terms of Articles 787 and 788 of the Federal Workers Law, with authority to answer any and every interrogatory; to indicate the elected domicile for hearing and receiving notification, under the terms of Article 876 of the Federal Workers Law, to appear in the place and stead of Employer in all legal matters, accepted and sufficient for the hearings referred to in Article 8733 of the Federal Workers Law, with respect to the three phases of: conciliation,

                                       13
               [English translation of original Spanish document] petition and defense, and offering and admitting evidence, under the terms of
Article 875, 876, Sections I and IV, 877, 878, 879, and 990 of the Federal Workers Law, to attend hearings to answer interrogatories, under the terms of Articles 883 and 884 of the Federal Workers Law, to make settlement arrangements and executive transactions, to make all types of decisions, to negotiate and sign labor agreements, to mediate proceedings for relief and abandon the same, to answer interrogatories, to execute Individual and Collective Contracts and terminate or rescind the same.

         3. GENERAL POWER OF ATTORNEY FOR ADMINISTRATIVE ACTS, to manage the goods and business of the Corporation and:

         A) To carry out all operations inherent to the Purpose of the
Corporation: such as executing Contracts, whether Lease, Comodatum, Building, Construction, Work Contracts, whether individual or collective, or any other type required in the exercise of the broadest administrative authority.

         B) To receive and make payments, grant receipts and releases and sign all documents and instruments which will evidence each and every document that is executed, along with the articles, terms, prices and other conditions deemed appropriate.

         C) To carry out and interpret the decisions of the Shareholders Meetings, and promote their fullest enforcement and fulfillment.

         D) To appoint and remove personnel and managers who may come to work for the corporation as well as advise them of their authorities, obligations and remunerations.

         4. GENERAL POWER OF ATTORNEY FOR ACTS OF OWNERSHIP; being hereby authorized to exercise acts of ownership with respect to the assets and rights of the Corporation, having all the authorities of owner, including that of performing any act, even when same would involve the sale or encumbrance of the personal property or real estate, as well as granting all types of guarantees.

         5. GENERAL POWER OF ATTORNEY FOR BILLS OF EXCHANGE, Authority is hereby granted under the terms of Article 9 of the General Law of Titles and Credit Operations, to open bank accounts, to deposit and withdraw funds, to issue, grant, subscribe, draw, endorse, guarantee, accept, refuse, negotiate and in general, to carry out any other act related to the obligations, business or civil documents, and Credit Instruments; to negotiate and obtain from any Banking or Credit Institution loans or lines of credit which may be deemed necessary for the operations of the Corporation, as well as to invest said Loans or Credits in the business of the Corporation; to sign the corporate signature on all types of documents, contracts, and credit instruments required by the aforementioned institutions, as well as those arising from the credit requirements of the corporation.

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee


         6. To carry out and interpret the decisions of the Shareholders Meetings, and promote their fullest enforcement and fulfillment.

         7. SUBSTITUTIONS AND LIMITATIONS OF AUTHORITIES. The President may delegate his authorities by substitution with the express reservation of the same and grant powers, with the authorities that he deems pertinent in each case, as appropriate, as well as revoke the powers granted.

         The President shall bear the legal representation of the corporation and may exercise his authority without the need of prior consultation with the Shareholders, without prejudice that the Shareholders may delegate such authorities as deemed appropriate to any other of its members.

         X. The Secretary of the Board of Directors, Ingeniero Francisco Domenech Tarrago is herein granted the following powers:

         1. GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS. To exercise this Power before all types of persons and Judicial and Administrative authorities, whether civil, penal, labor, local and federal, and specifically, to present all types of claims, charges and actions, and to abandon such, to commit to arbitration, to prepare and answer interrogatories, to challenge judges, to accept assignment of property, to receive payments and grant receipts and cancellations; To give account and deliver monies at all times and places when so petitioned by the principal, to prosecute lawsuits, whether civil, commercial, penal or any other type, to answer demands, and charges, and to continue proceedings until their final termination; to present proceedings for relief and abandon such, to make all types of petitions, accusations or claims of any type, in any penal process, to join the Public Ministry as a coadjutor, to grant pardons to the accused parties when action is taken, to present proofs in penal processes, subject to the provisions of Article 9 of the Code of Penal Proceedings of the Federal District and the Corollary Articles in the Penal Codes of the States of the Mexican Republic and the Code of Penal Proceedings.

         2. GENERAL POWER OF ATTORNEY FOR LABOR MATTERS, with authority of Employer Representation, in accordance with and to the effects of Articles 11, 45, 47, 134, Sections III (sic.), 523, 692 Sections I, II, and III, 786, 878,
880, 883, and 884 of the Federal Workers Law. The power granted and the Employer Representation that is conferred shall be exercised in accordance with the following authorities which are set forth, including but not limited to: the power to act before labor unions with which Collective Labor Contracts have been signed, and before individual workers, and in general to take action in all employee-employer matters, and to exercise these powers before any of the Labor or Social Service Authorities referred to in Article 523 of the Federal

                                       15
               [English translation of original Spanish document]

Workers Law; and also to appear before Settlement and Arbitration Boards, whether local or federal, and to exercise Employer Representation pursuant to Articles 11, 46 and 47 of the Federal Worker Law, and also to exercise Legal Representation representing legal status and capacity in trials or outside of trials under the terms of Article 692, Sections II and III; to appear to answer interrogatories under the terms of Articles 787 and 788 of the Federal Workers Law, with authority to answer any and every interrogatory; to indicate the elected domicile for hearing and receiving notification, under the terms of
Article 876 of the Federal Workers Law, to appear in the place and stead of Employer in all legal matters, accepted and sufficient for the hearings referred to in Article 8733 of the Federal Workers Law, with respect to the three phases of: conciliation, petition and defense, and offering and admitting evidence, under the terms of Article 875, 876, Sections I and IV, 877, 878, 879, and 990 of the Federal Workers Law, to attend hearings to answer interrogatories, under the terms of Articles 883 and 884 of the Federal Workers Law, to make settlement arrangements and executive transactions, to make all types of decisions, to negotiate and sign labor agreements, to mediate proceedings for relief and abandon the same, to answer interrogatories, to execute Individual and Collective Contracts and terminate or rescind the same.

         3. GENERAL POWER OF ATTORNEY FOR ADMINISTRATIVE ACTS, to manage the goods and business of the Corporation and:

         A) To carry out all operations inherent to the Purpose of the
Corporation: such as executing Contracts, whether Lease, Comodatum, Building, Construction, Work Contracts, whether individual or collective, or any other type required in the exercise of the broadest administrative authority.

         B) To receive and make payments, grant receipts and releases and sign all documents and instruments which will evidence each and every document that is executed, along with the articles, terms, prices and other conditions deemed appropriate.

         C) To carry out and interpret the decisions of the Shareholders Meetings, and promote their fullest enforcement and fulfillment.

         D) To appoint and remove personnel and managers who may come to work for the corporation as well as advise them of their authorities, obligations and remunerations.

         E) To open bank accounts.

                             PERSONAL CIRCUMSTANCES

         INGENIERO (ENGINEER) JOSE MARIA MARTINEZ BROHEZ, a Mexican national, of age, married, businessman, with Federal Taxpayer Number MABM-(??illegible)0608, originally from and residing in this capital city, residing at Sonora and Nueve, Number Two Thousand Seven North, Subdivision of San Jose, Postal Code ;87040.

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee

         INGENIERO (ENGINEER) FRANCISCO DOMENECH TARRAGO, a Mexican national, of age, married under the Rule of Separation of Property to Mrs. Maria Teresa Perusquia Quintero, Oenology Engineer, with Federal Taxpayer Number 00TF-410904-A82, originally from and residing in the City of Mexico, Federal District, residing at Bosque de Capulinas, number One hundred Eighty-Five, Bosques de las Lomas and temporarily in this City. Postal Code: 11700.

         LICENCIADO FRANCISCO DOMENECH PERUSQUIA, a Mexican national, of age, single, with a degree in Business Administration, with Federal Taxpayer Number DOPF-681023-ML6, originally from and residing in the City of Mexico, Federal District, residing at Bosques de Capulinas, Number One Hundred Eighty-Five, Bosques de las Lomas, and temporarily in this City. Postal Code: 11700.

                                  LEGAL STATUS

Jose Maria Martinez Brohez, attests to the legal existence of GRUPO INDUSTRIAL SANTA ENGRACIA, S.A. DE C.V., with Public document number Nine Hundred Fifty-three, dated the 2nd of August of Nineteen Hundred Eighty-Eight, contained in Volume Thirteen of the Registry of documents in the trust of the undersigned; whose First Testimony has been duly recorded in the Public Registry of Property and Commerce of the State; Commerce Section, Number 65, Book 57, Municipality of Victoria, Tamaulipas, dated August 27, 1988, by means of which the corporation "GRUPO INDUSTRIAL SANTA ENGRACIA" S.A. DE C.V. was formed, I hereby attest that I have personally viewed same and the relevant information is as follows:

         DECLARATIONS: ONE: Having met to form the Corporation with Variable Capital, and having obtained from the Secretaria de Relaciones Exteriores [Department of Foreign Affairs] the required permission, said permission number 828539 was granted on the Ninth day of May of Nineteen Hundred Eighty-Eight:
ARTICLES OF ASSOCIATION: ARTICLE I: The name of the Corporations is "GRUPO
INDUSTRIAL SANTA ENGRACIA" SOCIEDAD ANONIMA DE CAPITAL VARIABLE....ARTICLE II.
The corporation is a Mexican corporation whose address is located in the Municipality of Hidalgo, Tamaulipas...and will submit to the elected domicile.
ARTICLE III. 1. The purpose of the corporation is the production, purchase, sale, importation, exportation, packaging and distribution of all types of fruits under its own name or that of a third party. 2. The purchase, sale, rent or fabrication and general business relating to the equipment, machinery and raw materials appropriate and necessary for the performance of the activities indicated in the foregoing point. 3. In general, the exercise of any activity related to the products and articles described in the foregoing points. 4. The installation, construction, creation, operation and exploitation of factories - and any other activity that may be

                                       17
               [English translation or original Spanish document]
required for the performance of the foregoing purposes. 5. The execution of all documents and legal business....for the development of the corporation's activities. 6. Provide or receive all type of technical, administrative and management services by companies or individuals, whether they be Mexican or foreign. 7. The use, exploitation and registration either under its own name or that of another party, by means of licenses, contracts or any other means, of industrial or commercial trademarks...related to the products or articles described hereinabove. 8. The acquisition of all types of stocks or interest in partnerships, associations or corporations, by means of the subscription of capital stock, or by purchase from other Shareholders, whether they be nationals or foreigners. 9. The negotiation of loans or credits of any type for the exercise of the corporate purposes...10. The acquisition by any legal title of personal property or real estate which may be necessary...ARTICLE IV. The term shall be for (99) ninety-nine years. ARTICLE V. The Capital Stock shall be variable. ARTICLE VI. Minimal Capital Stock is $4,000.000.00 (FOUR MILLION PESOS
AND NO/100 NATIONAL CURRENCY). ARTICLE VII. ...3. The variable part may be increased with no formal requirements other than approval by the General Shareholders Meeting. ARTICLE VIII. The Board of Directors shall have the following powers: 1. Exercise Acts of Ownership...2. Administer the business and assets of the Corporation...3. Exercise Powers of Lawsuits and Collections...4. Issue, accept, remit, subscribe, release, endorse and guarantee all types of credit instruments as well as grant bonds or guarantees of any type with respect to the contractual obligations of the instruments issued by the corporation or by third parties. TRANSITORY AGREEMENTS: The First Board of Directors, by resolution of the Shareholders shall be composed as follows: PRESIDENT: ING. JOSE MARIA MARTINEZ BROHEZ...

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee



                              NOTARIAL CERTIFICATE

         I, the undersigned, in my capacity as Notary, do hereby attest and certify:

         a) that the inserted and reported text agrees with the originals which I personally viewed and to which I have referred.

         b) that the individuals who have appeared before me are personally known to me, and do hereby under oath declare that they have the legal capacity to enter into this contract and obligation, there being no legal impediment to their doing so.

         c) that I have advised the signatories of this instrument of their obligation to evidence within thirty days of execution of the same, that an application for registration at the Federal Taxpayers Registry has been submitted in the name of the legal entity formed by this instrument, and in the event to the contrary, these Articles of Association shall not be authorized; likewise, they have been advised of their obligation to record the First Testimony in the Public Registry of Property and Business.

         d) that ARTICLE 1890 OF THE CIVIL CODE OF THE STATE OF TAMAULIPAS literally states: "In all the general powers for lawsuits and collections, it shall suffice to say that all general powers and special powers which according to law require a special clause are granted, in order for it to be understood that same are conferred without any limitation. In the general powers for administering property, it shall suffice to state that they are given with this nature in order that the attorney-in-fact shall have all types of administrative authorities. With respect to the general power for Acts of Ownership, it shall suffice to state that said general powers are given in this capacity so that the attorney-in-fact may have all ownership authorities, both with respect to the assets, as well as to take any measures in order to defend or administer them. When it is desired to limit the powers of the attorneys-in-fact, in the three aforementioned cases, the limitations shall be consigned, or shall be granted, with respect to special powers. The notaries shall insert this article in the testimonies of the powers granted before them. They shall insert the same at the foot of the document and before the ratifying signatures if such were not inserted into the text of the document by the interested parties, that is the officials before whom the executing grantors and witnesses ratified their signatures according to Section II of Article 1887 in relation to Article 1891.
         e) In witness whereof, having read these Articles of Association to the individual [sic.] who appeared before me, and having explained the scope and legal force of the document being executed, the undersigned, having stated his [sic.] agreement with same, hereby ratified and signed this instrument before me


                                       19
               [English translation of original Spanish document] at ten o'clock on the twenty-sixth day of August of Nineteen Hundred and Ninety-Six.

         ING. JOSE MARIA MARTINEZ BROHEZ, ING. FRANCISCO DOMENECH TARRAGO, LIC. FRANCISCO DOMENECH PERUSQUIA. Signatures. ATTESTED TO BY: LIC. BLANCA AMALIA CANO GARZA DE BELLO. Signature.

         IN WITNESS WHEREOF, BEFORE ME, the aforementioned individuals appeared and signed this instrument at twelve o'clock noon on the seventh day of October of Nineteen Hundred and Ninety-Six. LIC. BLANCA AMALIA CANO GARZA DE BELLO. Signature. Notarial Seal.

         DEFINITIVE AUTHORIZATION. This instrument is hereby definitively authorized at twelve fifty-two on the twenty-second day of November of Nineteen Hundred and Ninety-Six, said being the date on which the interested parties presented a copy of the registration in the Federal Taxpayers Registry, issued by the Oficina Federal de Hacienda [Treasury Department], with registration number GIS961007Q96. IN WITNESS WHEREOF: LIC BLANCA AMALIA CANO GARZA DE BELLO. Signature. Notarial Seal.

                                  ATTACHMENTS:

The following documents are attached as ATTACHMENTS.

         A) Permission from the Secretaria de Relaciones Exteriores [Department of Foreign Affairs] - copy

         B) Notice to the Secretaria de Relaciones Exteriores [Department of Foreign Affairs] of the use of the name with the pertinent information -original

         C) Federal Taxpayer Roll - copy

         D) Copy of the public document No. Nine Hundred Fifty-Three, whereby the Company UNIMARK, GROUP INC. was formed. E) Copy of the Public Document No. One Thousand Five Hundred Eighty, in which the Power for Lawsuits and Collections, Acts of Administration and Strict Ownership were granted to INGENIERO JOSE MARIA MARTINEZ BROHEZ.

         I HEREBY ATTEST that this is the FIRST OFFICIAL COPY, a faithful and exact copy of the original which is located in Volume XCV, and the respective appendix of the Official Registry of Public Instruments in my trust, with a notation written by the original regarding its issuance, twelve letter size pages were issued, corrected, collated, and signed and sealed, for the legal uses and ends required by the corporation "GISALAMO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as petitioner, in the capital of the State of Tamaulipas, on the twenty-second day of the month of November of Nineteen Hundred and Ninety-Six.

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee



                                   [Signature]
                      LIC BLANCA AMALIA CANO GARZA DE BELLO
                                 A.N.P. No. 187





                                       21
               [English translation of orginal Spanish document]

                                          Registration Information:
                                          Registered under number   89
                                          Book No. ..624.. Commerce Section
                                          Fees $692.00,  Receipt No. D00032-01
                                          dated  ________________________
                                          Cd. Victoria, Tam.  ..28 Nov. 1996..
                                          Director of Pub. Reg. of Prop.

SEAL:
LIC. LEOPOLDO JUAN BELLO LOPEZ
NOTARY PUBLIC NO. 187
CD. VICTORIA, TAM.

SEAL:
GOVERNMENT OF THE
FREE AND SOVEREIGN
STATE OF TAMAULIPAS
PUBLIC REGISTRY OF
PROPERTY
COMMERCE

                              Notary Public No. 187
                              Cd. Victoria, Tamps.
Lic. Leopoldo Juan Bello Lopez                      Lic Blanca Amalia Cano Garza
           Title Holder                                        Appointee


The undersigned, LICENCIADA BLANCA AMALIA CANO GARZA DE BELLO, assigned to Notary Public Number 187 (One Hundred Eighty-Seven) held by Licenciado Leopoldo
J. Bello Lopez, with jurisdiction in this capital; I HEREBY CERTIFY: that the present photocopy is a faithful and exact copy of the original of Public Document Number Three Thousand Five-hundred Ninety-Five, dated October the seventh of Nineteen Hundred and Ninety-Six, contained in Volume XCV of the Official Registry entrusted to the undersigned, with respect to the Articles of Association of the corporation named "GISALAMO", S.A. DE C.V.; a document which is registered in the Public Registry of the Property of the State in the COMMERCE SECTION, NUMBER 89, BOOK 6224, DATED NOVEMBER 28, OF 1996, AND I HEREBY ATTEST that I have personally viewed the twelve two-sided pages and returned same to the presenter.

GIVEN UNDER MY HAND AND SEAL in Victoria, Capital City of the State of Tamaulipas, at sixteen hundred hours on the Twenty-Eighth day of November of Nineteen Hundred and Ninety-Six.

Cert. No. 2056, of the Book of Certification of Documents and Official Registry.

                                   [Signature]
                     LIC. BLANCA AMALIA CANO GARZA DE BELLO
                                A. N. P. No. 187